UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2014

OPENTABLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34357	94-3374049
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Montgomery Street, 7th Floor, San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 344-4200

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On July 16, 2014, OpenTable, Inc. (the “Company”) terminated its credit agreement with Wells Fargo Bank, National Association (“Wells Fargo”) dated as of January 10, 2013 (the “Credit Agreement”) in compliance with the Agreement and Plan of Merger, dated as of June 12, 2014, among the Company, The Priceline Group Inc. (“Parent”) and Rhombus, Inc. (a wholly owned subsidiary of Parent).  The related collateral agreement with Wells Fargo dated as of January 10, 2013 (the “Collateral Agreement”) was also terminated on July 16, 2014.  All amounts owed under the Credit Agreement and related documents were paid in full and all security interests granted by the Company under the Collateral Agreement and related documents were released and terminated.  Descriptions of the Credit Agreement and the Collateral Agreement are included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on January 16, 2013, and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2014	OPENTABLE, INC.

	By:	/s/ Duncan Robertson
I. Duncan Robertson Chief Financial Officer

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